EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 101 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) of my opinion dated December 20, 2007, which was filed as Exhibit (i) to Post-Effective Amendment No. 99.

/s/ Kathryn A. McElroy Kathryn A. McElroy, Esq.

October 30, 2008 Boston, Massachusetts